 EXHIBIT 99.1 Pursuant to the Articles and Bylaws of GLOBAL DECS CORP. (the "Company"), a Utah corporation, and relevant statutes pursuant to the laws of the State of Utah, the following actions have been adopted and approved by the Board of Directors of the Company, effective as of this 7th day of November, 2001, pursuant to this Unanimous Written Action of the Board of Directors of the Company, in lieu of a meeting. WHEREAS, the Company has recently experienced a change in control and new Officers and Directors have been appointed effective as of November 2, 2001, being Mr. Malcolm J. Gold, Chairman and a Director, Mr. Johann A. De Villiers, President, Chief Executive Officer, and a Director, and Mr. Eugene L. Brill, Secretary, Chief Financial Officer and a Director; and WHEREAS, the Company desires to change its corporate office to La Jolla, California where Mr. De Villiers and Mr. Brill are located and to appoint Mr. Carlos M. Chavez, Attorney at Law, as the Registered Agent for the Company in the State of Utah, and to use his office address as the registered office for the Company; and WHEREAS, the Company desires to compensate each of the new Officers and Directors with 250,000 newly issued fully paid and non-assessable restricted common shares of the Company as part of their incentive compensation plans to build the Company and promote the value of the Company's stock for the benefit of all shareholders; and WHEREAS, the Company has an opportunity to acquire from Antonia Finance Limited ("Assignor"), a British Virgin Islands corporation, by way of an assignment of contract ("Assignment Agreement"), the right to purchase certain assets and rights to commercially exploit on a world-wide basis the principal assets of Vector Medical Technologies, Inc., a Delaware corporation ("Vector"), pursuant to an Asset Acquisition Agreement (the "Vector Contract") made and effective as of October 31, 2001 by and between Assignor and Vector; and WHEREAS, Vector is a biopharmaceutical technology company focused on the commercial development, marketing, and distribution of products created from two biomedical breakthroughs. The first is a method of delivering ethical drugs into the human body, through the use of a biopolymer that transmits macromolecule drugs into the body. Vector has an exclusive license and an option to purchase the patent and related rights for the technology regarding a transdermal patch that may be placed on the skin, which may deliver into the body large moleclule drugs, such as insulin. Vector has also used this technology in creating a facial cream product that removes wrinkles and sagging skin designed for the cosmetics industry, which is marketed under the name GENER3ATIONS. The second medical breakthrough owned and controlled by Vector is a patented anti-viral therapeutic AIDS vaccine, that enhances the body's immune system and stimulates the growth of T cells and NK cells (so called "natural killer" cells), which has been shown in clinical trials on humans to eradicate the deadly AIDS Virus without adverse side-affects. WHEREAS, the Company desires to immediately enter into the Assignment Agreement with Assignor, a copy of which is attached hereto as Exhibit "A" (which includes the Vector Contract as an exhibit and attachment thereto), for the purpose of acquiring the Vector Assets; and WHEREAS, pursuant to the terms of the Vector Contract, the Assignor may purchase the Vector Assets under alternative methods, including, but not limited to, the payment of a substantial portion of the purchase price in the form of shares of common stock in a publicly traded company such as the Company; and WHEREAS, the Assignor desires to assign all of its rights, title and interests in and to the Vector Contract to the Company, and the Company desires to acquire all of Assignor's rights, title and interests in and to the Vector Contract and is willing to assume all of the obligations and responsibilities of the Assignor thereunder, and to indemnify Assignor and its affiliates, pursuant to the terms and conditions set forth in the Assignment Agreement; and WHEREAS, the Company has agreed to compensate the party that arranged the Vector Contract for the Company, being Mr. Daniel M. Boyar, Attorney at Law, with 2,500,000 newly issued fully paid and non-assessable common shares of the Company, which shares shall be issued pursuant to the Form S-8 previously filed with the Securities and Exchange Commission by the Company on or about October 30, 2001; and WHEREAS, the Company had previously determined to terminate the proposed merger transaction with Emissions Control Corporation ("ECC"), and return the related approximately 17,000,000 common shares to the Company's transfer agent, OTC Stock Transfer Inc., for cancellation. NOW, THERFORE, after due consultation and investigation of Vector, the Vector Contract, and a review of the material terms and conditions of the Assignment Agreement, and the other matters stated above, the Board of Directors of the Company hereby unanimously approve the following Resolutions: RESOLVED, that the Company hereby approves with immediate effect the relocation of the Company's main business office to be at: 836 Prospect Street, Suite 2B, La Jolla, California 92037, Phone (858) 459-0045; and RESOLVED, that the Company hereby approves with immediate effect the appointment of Mr. Carlos M. Chavez, Attorney at Law, as legal counsel for the Company, and as the Company's Registered Agent in the State of Utah, with the registered office to be at: The Executive Building, 455 East 400 South, Suite 40, Salt Lake City, Utah 84111; and RESOLVED, that the Company hereby approves the immediate issuance and delivery to Mr. Malcolm J. Gold, Chairman and a Director, Mr. Johann A. De Villiers, President, Chief Executive Officer, and a Director, and Mr. Eugene L. Brill, Secretary, Chief Financial Officer and a Director of the Company, to each receive 250,000 newly issued fully paid and non-assessable restricted common shares of the Company; and RESOLVED, that the Company is hereby authorized to enter into the Assignment Agreement with Antonia Finance Limited, pursuant to the terms of the attached agreement; and RESOLVED, that the Company hereby authorizes, empowers, and directs the Company's President and Chief Executive Officer and Director, Mr. Johann A. De Villiers, to execute the Assignment Agreement for and on behalf of the Company, to be effective as of the 7th day of November, 2001; and RESOLVED, that the Company hereby reconfirms the termination of the proposed merger transaction with Emissions Control Corporation ("ECC"), and authorizes the return of the related approximately 17,000,000 common shares that were issued in this transaction and delivered to Mr. Jim Mitchell to be returned to the Company's transfer agent, OTC Stock Transfer Inc., for immediate cancellation; and RESOLVED, that the Company hereby authorizes and instructs Mr. De Villiers or other corporate officer to do any and all acts necessary and proper to give effect to the foregoing Resolutions and to fully implement the spirit and intent of the Assignment Agreement, including, without limitation, taking any action or signing other documents or instruments related to the said Agreement or Resolutions. IN WITNESS WHEREOF, the undersigned individuals, being all of the members of the Board of Directors of the Company, hereby unanimously approve the foregoing Resolutions for the Company, by written action as of the 7th day of November, 2001, in lieu of a meeting. This Unanimous Written Action by the Directors may be executed in multiple counterparts and by facsimile signature, which signature shall be deemed an original signature by each party so executing. / s / Malcolm J. Gold ___________________________________ Malcolm J. Gold, Chairman and Director / s / Johann A. De Villiers ___________________________________ Johann A. De Villiers, President, Chief Executive Officer and Director / s / Eugene L. Brill ___________________________________ Eugene L. Brill, Secretary, Chief Financial Officer and Director